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                                                      EXHIBIT 5
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                                October 24, 1995



Cyanotech Corporation
73-4460 Queen Kaahumanu Highway
Suite 102
Kailua-Kona, Hawaii 96740

Dear Sirs:

          We refer to the Registration Statement on Form S-8 filed by Cyanotech Corporation ("Company") with the Securities and Exchange Commission relating to the 400,000 shares of the Common Stock, par value $0.005, of the Company (the "Common Stock") issuable pursuant to the 1995 Stock Option Plan of the Company as provided therein.

          It is our opinion that:

          1. The Company is a duly incorporated and existing corporation under the laws of the State of Nevada.

          2. The shares of Common Stock, when issued and delivered against payment of the price therefor as provided in the 1995 Stock Option Plan, will be validly issued, fully paid and nonassessable.

          The opinions herein are limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated. We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this opinion letter. We are members of the bar of the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of the State of Nevada and the United States as presently in effect. We express no opinion as to the effect and application of the antitrust and securities laws of the United States or of any state, including the State of Nevada.
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          We hereby consent to the use of this opinion in the Registration
Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       WOODBURN and WEDGE



                                       By: /s/ Kirk S. Schumacher
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